EXHIBIT 99.1


                 Hungarian Telephone and Cable Corp.
            Announces Financial Results for Second Quarter


    SEATTLE--(BUSINESS WIRE)--Aug. 14, 2007--Hungarian Telephone and Cable Corp. (AMEX:HTC) announced today its results for the second quarter and six months ended June 30, 2007.

    Results for Second Quarter

    With the inclusion of the newly acquired Invitel for two months of the quarter, HTCC increased its revenue by 97% during the second quarter ended June 30, 2007 to $92.85 million as compared to revenue of $47.2 million for the second quarter ended June 30, 2006. HTCC's second quarter 2007 gross margin increased by 123% to $51.1 million as compared to $23.0 million for the second quarter 2006. Income from operations increased by 39% in the second quarter 2007 to $9.5 million as compared to $6.8 in the second quarter 2006. Primarily due to a non-cash loss on derivative financial instruments of $21.8 million and some one-time charges relating to the post-Invitel acquisition integration and restructuring of the operating companies, HTCC's net loss attributable to common stockholders for the second quarter 2007 was $16.2 million, or $1.00 per common share, as compared to a net loss attributable to common stockholders of $348 thousand, or $0.03 per share for the second quarter 2006.

    HTCC's Pro-forma Adjusted EBITDA, which does not take into account any synergies resulting from the acquisition of Invitel, for the second quarter 2007 increased 19% to $46.8 million as compared to Pro-forma Adjusted EBITDA of $39.2 for the second quarter ended June 30, 2006.

    Mass Market Voice -- HTCC's Mass Market Voice revenue grew by 228% from $7.8 million in the second quarter 2006 to $25.5 million in the second quarter 2007. Excluding the $16.2 million contribution from two months of Invitel's operations in the quarter, HTCC continued to grow its out-of-concession Mass Market Voice revenue which growth should be further enhanced following the anticipated closing of HTCC's purchase of Tele2's Hungarian operations.

    Mass Market Internet -- HTCC experienced continued growth in its Mass Market Internet business reflecting the growth in broadband DSL Internet penetration. HTCC's Mass Market Internet revenue, including the $7.0 million two months contribution from Invitel, increased by 1050% in the second quarter 2007 to $8.4 million as compared to $727 thousand in the second quarter 2006.

    Business -- HTCC's Business revenue grew by 77% from $16.2 million in the second quarter 2006 to $28.6 million in the second quarter 2007. Excluding the $13.7 million contribution from Invitel, HTCC's Business revenue declined 8% during the second quarter 2007 as compared to the second quarter 2006. Following the integration of Invitel into HTCC, HTCC expects to be more competitive in the Business segment going forward with an attractive product portfolio and high quality customer service.

    Wholesale -- HTCC's Wholesale revenue grew by 35% from $22.6 million in the second quarter 2006 to $30.4 million in the second quarter 2007. Excluding the $5.6 million contribution from Invitel, HTCC's Wholesale revenue increased 10% in U.S. dollar terms during the second quarter 2007 as compared to the second quarter 2006.

    Please note that when comparing the financial results for the quarter ended June 30, 2007 to the financial results for the quarter ended June 30, 2006, the reported results in U.S. dollars have been affected by the difference between the average Hungarian forint/U.S. dollar exchange rate during such periods. The Hungarian forint appreciated by 13% when calculating the average Hungarian forint/U.S. dollar exchange rate during the quarter ended June 30, 2007 as compared to the average Hungarian forint/U.S. dollar exchange rate during the quarter ended June 30, 2006.

    A reconciliation of the GAAP to Non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures".

    Results for Six Months

    HTCC increased its revenue by 53% to $142.0 million for the six months ended June 30, 2007 as compared to revenue of $92.7 million for the six months ended June 30, 2006. HTCC's gross margin increased by 64% to $75.1 million for the six months ended June 30, 2007 as compared to $45.9 million for the six months ended June 30. Income from operations, affected by post-Invitel acquisition restructuring and integration charges, increased by 7% for the for the six months ended June 30, 2007 to $16.1 million as compared to $15.1 for the for the six months ended June 30, 2006. Primarily due to a non-cash loss on derivative financial instruments of $65.9 million, a non-cash loss from fair value changes of warrants of $15.1 million, and some one-time charges relating to the post-Invitel acquisition integration and restructuring of the operating companies, HTCC's net loss attributable to common stockholders for the six months ended June 30, 2006 was $70.8 million, or $4.87 per common share, as compared to a net loss attributable to common stockholders of $638 thousand, or $0.05 per share for the second quarter 2006.

    HTCC's Pro-forma Adjusted EBITDA, which does not take into account any synergies resulting from the acquisition of Invitel, increased 11% to $89.3 million for the six months ended June 30, 2007 as compared to Pro-forma Adjusted EBITDA of $80.3 for the six months ended June 30, 2006. On an annualized basis, HTCC's Annualized Pro-forma Adjusted EBITDA, without taking into account any synergies resulting from the acquisition of Invitel, was $178.6. Pro-forma leverage was 4.1x as of June 30, 2007 and 3.7x including potential cost savings of $19 million due to the Invitel acquisition.

    HTCC's cash and cash equivalents as of June 30, 2007 was $ 46.0 million. Net third party debt, including HTCC's 2006 PIK notes, was $739.5 million.

    Please note that when comparing the financial results for the six months ended June 30, 2007 to the financial results for the six months ended June 30, 2006, the reported results in U.S. dollars have been affected by the difference between the average Hungarian forint/U.S. dollar exchange rate during such periods. The Hungarian forint appreciated by 11% when calculating the average Hungarian forint/U.S. dollar exchange rate during the six months ended June 30, 2007 as compared to the average Hungarian forint/U.S. dollar exchange rate during the six months ended June 30, 2006.

    A reconciliation of the GAAP to Non-GAAP financial measures has been provided in the financial statement tables included in the press release. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures".

    Restatement of Financial Statements

    As previously reported, during the preparation of its quarterly report on Form 10-Q for the quarterly period ended June 30, 2007, HTCC determined that it made some clerical calculation errors in 2006 related to the application of SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities", as amended, with respect to some embedded derivatives that are contained in certain operating contracts that HTCC's subsidiaries entered into which are settled in euros. HTCC informed its former independent public accounting firm about this matter. Following a thorough review, HTCC concluded that it would be necessary to adjust its 2006 financial statements to reflect an additional cumulative, net non-cash corrective charge of approximately $2.0 million. Therefore, HTCC has determined that it will be necessary to file a second amendment to its 2006 Annual Report on Form 10-K to account for such adjustment. HTCC expects to file the second amendment to its 2006 Annual Report as soon as reasonably practicable. HTCC's Quarterly Report on Form 10-Q for the period ended June 30, 2007 has already been adjusted to reflect the corrections for the three and six month periods ended June 30, 2006.

    Comments from Martin Lea

    Commenting on the financial results, Martin Lea, HTCC's President and CEO stated, "I am pleased to report that the integration of HTCC and Invitel is proceeding well and in line with our plans. I am furthermore, satisfied with the financial results of the combined group in the second quarter. We expect to see continued growth in our broadband business and in the Mass Market, Business and Wholesale segments outside our historic concession areas. I look forward to providing further information during our upcoming conference call to discuss the second quarter results."

    Q2 Conference Call

    On August 23, 2007 at 9:00 a.m EDT, HTCC's President and CEO
Martin Lea and HTCC's CFO Robert Bowker will host a conference call to discuss the financial results for the second quarter 2007. The instructions for participating in the call will be announced in a press release prior to the call.

    Non-GAAP Financial Measures

    HTCC has included certain non-GAAP financial measures, including Pro-forma Adjusted EBITDA, in this press release. A reconciliation of the differences between these non-GAAP financial measures and the most directly comparable financial measures calculated and presented in accordance with GAAP is included in a table that follows. The non-GAAP financial measures referred to in this press release are by definition not a measure of financial performance or financial condition under generally accepted accounting principles and are not alternatives to operating income or net income/loss reflected in the statement of operations and are not necessarily indicative of cash available to fund all cash flow needs. These non-GAAP financial measures used by HTCC may not be comparable to similarly titled measures of other companies.

    Management uses these non-GAAP financial measures for various purposes including: measuring and evaluating the Company's financial and operational performance and its financial condition; making compensation decisions; planning and budgeting decisions; and financial planning purposes. HTCC believes that presentation of these non-GAAP financial measures is useful to investors because it (i) reflects management's view of core operations and cash flow generation and financial condition upon which management bases financial, operational, compensation and planning decisions and (ii) presents a measurement that equity and debt investors and lending banks have indicated to management is important in assessing HTCC's financial performance and financial condition. While HTCC utilizes these non-GAAP financial measures in managing its business and believes that they are useful to management and to investors for the reasons described above, these non-GAAP financial measures have certain shortcomings. In particular, Pro-forma Adjusted EBITDA does not take into account changes in working capital and financial statement items below income from operations, and the resultant effect of these items on HTCC's cash flow. Management compensates for the shortcomings of these measures by utilizing them in conjunction with their comparable GAAP financial measures.

    The information in this press release should be read in conjunction with the financial statements and footnotes contained in HTCC's documents filed with the U.S. Securities and Exchange
Commission.

    About Hungarian Telephone and Cable Corp.

    Hungarian Telephone and Cable Corp. is the number one alternative and the second largest fixed line telecommunications and broadband Internet Services Provider in the Republic of Hungary with more than 700,000 customers in Hungary. In addition to delivering voice, data and Internet services in Hungary, it is also a major player in the Central and Eastern European wholesale telecommunications market.

    Note: This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These and all forward-looking statements are only predictions or statements of current plans that are constantly under review by the Company. Such statements are qualified by important factors that may cause actual results to differ from those contemplated, including as a result of those factors detailed from time to time in the Company's Securities and Exchange Commission filings. The foregoing information should be read in conjunction with the company's filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. The company has no obligation to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.



                 Hungarian Telephone and Cable Corp.
                         Financial Highlights
                 (in millions, except per share data)

                       Statements of Operations

                                     Three
                                     Months                Six Months
                         Three        Ended                   Ended
                         Months     June 30,   Six Months   June 30,
                          Ended        2006       Ended        2006
                        June 30,   (unaudited)  June 30,   (unaudited)
                           2007       (as          2007       (as
                       (unaudited)  restated)  (unaudited)  restated)

Mass Market Voice          $ 25.5      $  7.8      $ 34.3      $ 15.9
Business                     28.6        16.2        43.3        32.2
Mass Market Internet          8.4         0.7         9.5         1.4
Wholesale                    30.4        22.5        54.9        43.2
                       ----------- ----------- ----------- -----------
Total Revenue                92.9        47.2       142.0        92.7

Cost of Sales                41.7        24.3        66.9        46.8

Gross Margin                 51.1        23.0        75.1        45.9

Income from Operations        9.5         6.8        16.2        15.1

Interest Expenses            14.4         3.7        18.2         7.1

Gains (losses) on
 derivative financial
 instruments                (21.8)        2.0       (65.9)        5.0

Gains (losses) from
 fair value changes of
 warrants                      --         2.9       (15.1)        2.7

Net income (loss)
 attributable to common
 stockholders               (16.2)       (0.3)      (70.8)       (0.6)

Net income (loss) per
 common share (diluted)    $(1.00)     $(0.03)     $(4.87)     $(0.05)




                 Hungarian Telephone and Cable Corp.
                         Financial Highlights
                 (in millions, except per share data)

                            Balance Sheets

                                                 Period      Period
                                                  Ended       Ended
                                                 June 30   December 31
                                                   2007        2006
                                               ----------- -----------
                                                              (as
                                               (unaudited)  restated)

Current Assets                                 $     120.7 $      79.6
Property, Plant and Equipment, net                   656.0       180.3
Total Assets                                       1,064.2       332.3

Total Current Liabilities                            173.3       129.4
Long Term Debt                                       751.8       115.4
Total Stockholders Equity                             80.4        85.6
Total Liabilities and
Stockholders Equity                            $   1,064.2 $     332.3


    The following table presents unaudited summarized pro-forma consolidated financial information of HTCC and Invitel, on a pro forma basis, as though the companies had been combined at the beginning of the respective periods:



                               Three months ended   Six months ended
                                     June 30             June 30
                               2007 Pro- 2006 Pro- 2007 Pro- 2006 Pro-
                                 forma     forma     forma     forma
                               --------- --------- --------- ---------
                                           (in thousands)
Revenue                        $115,112  $108,682  $226,690  $214,109
Pro-forma Adjusted EBITDA (1)    46,784    39,162    89,314    80,248
Net income (loss)               (22,740)  (29,340)  (83,597)  (88,741)
Pro-forma Annualized Adjusted
 EBITDA (2)                                         178,628
Pro-forma Leverage (3)                                  4.1x
Pro-forma Leverage with
 potential cost savings (4)                             3.7x

                                                   June 30,  Dec. 31,
                                                      2007      2006
                                                   --------- ---------
                                                     (in thousands)
Cash and cash equivalents                          $ 45,976  $ 43,518
Third party debt (5)                                785,448   801,862
Net third party debt (6)                            739,472   758,344




Reconciliation of Non-GAAP Financial Measures:

(1) Pro-forma Adjusted EBITDA is reconciled to net income as follows:

                               Three months ended   Six months ended
                                     June 30             June 30
                               2007 Pro- 2006 Pro  2007 Pro- 2006 Pro
                                 forma     Forma     forma     Forma
                               --------- --------- --------- ---------
                                           (in thousands)
Pro-forma Adjusted EBITDA      $ 46,784  $ 39,162  $ 89,314  $ 80,248
Cost of restructuring            (5,468)   (1,341)   (5,769)   (1,614)
Due diligence expenses             (545)     (553)     (692)     (910)
Management fee                      (87)     (175)     (268)     (333)
Share-based compensation           (240)     (892)     (410)   (1,383)
Integration costs                  (960)        -    (1,025)        -
SEC related expenses               (524)     (150)   (1,020)     (300)
Provision for unused vacation    (1,590)        -    (1,590)        -
One-off provision for bad
 debts                           (1,217)        -    (1,217)        -
                               --------- --------- --------- ---------
Pro-forma EBITDA               $ 36,152  $ 36,050  $ 77,324  $ 75,707
Income taxes                     11,014     3,253     8,451    14,443
Minority interest                     7         2         5         4
Preferred stock dividend            (26)      (26)      (52)      (52)
Financing expenses, net         (22,068)  (21,381)  (50,214)  (47,297)
Foreign exchange gains
 (losses), net                    3,899   (22,587)   13,157   (49,348)
Gains (losses) on derivatives   (21,020)   (9,821)  (64,980)  (49,707)
Gains (losses) on warrants            -     2,850   (15,075)    2,725
Depreciation and amortization   (30,698)  (17,680)  (52,213)  (35,216)
                               --------- --------- --------- ---------
Net income (loss)              $(22,740) $(29,340) $(83,597) $(88,741)

(2) Pro-forma Annualized Adjusted EBITDA is calculated as Pro-forma Adjusted EBITDA for the six month period ended June 30, 2007 multiplied by two.

(3) Pro-forma Leverage is calculated as Net third party debt as described under (6) divided by Pro-forma Annualized Adjusted EBITDA a described under (2).

(4) Pro-forma Leverage with potential cost savings is calculated as Pro-forma Leverage as described under (3) taking into account $19 million synergies.

(5) Third party debt includes short and long term debt, the 2006 PIK Notes and liabilities relating to financial leases but excludes related party subordinated loans and liabilities relating to derivative financial instruments.

(6) Net third party debt equals third party debt calculated as described under (5) less cash and cash equivalents.



    CONTACT: Hungarian Telephone and Cable Corp.
             Robert Bowker, Chief Financial Officer
             Hungary, 011-361-801-1374
             U.S., 206-654-0204